Exhibit 11

                             CAREMATRIX CORPORATION

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                                        Quarter Ended
                                                                                        -------------
                                                                           September 30,                 September 30,
                                                                               1997                          1996
                                                                               ----                          ----
Weighted average primary shares outstanding
-------------------------------------------

Weighted average number of common shares
  assumed to be outstanding during the period                               17,150,878                    10,000,000

Assumed conversion of preferred stock                                           20,566                            --

Assumed exercise of stock options                                              383,348                            --

Assumed conversion of debt                                                          --                            --

Assumed exercise of warrants                                                    55,251                            --
                                                                           -----------                   -----------
                                                                            17,610,043                    10,000,000
                                                                           ===========                   ===========

Weighted average fully-diluted shares outstanding
-------------------------------------------------

Weighted average number of common shares
  assumed to be outstanding during the period                               17,150,878                    10,000,000

Assumed conversion of preferred stock                                           20,566                            --

Assumed exercise of stock options                                              438,293                            --

Assumed conversion of debt                                                          --                            --

Assumed exercise of warrants                                                    71,666                            --
                                                                           -----------                   -----------
                                                                            17,681,403                    10,000,000
                                                                           ===========                   ===========



Note: This calculation is presented in accordance with Item 602 of Regulation S-K although it is not required by APB Opinion No. 15.

                                                                     Exhibit 11

                             CAREMATRIX CORPORATION

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



                                                                     Nine Months Ended
                                                                     -----------------
                                                            September 30,          September 30,
                                                                1997                   1996
                                                                ----                   ----

Weighted average primary shares outstanding
-------------------------------------------

Weighted average number of common shares
    assumed to be outstanding during the period                 17,125,115                  10,000,000

Assumed conversion of preferred stock                               21,068                          --

Assumed exercise of stock options                                  270,432                          --

Assumed conversion of debt                                              --                          --

Assumed exercise of warrants                                        22,111                          --
                                                               -----------                 -----------
                                                                17,438,726                  10,000,000
                                                               ===========                 ===========

Weighted average fully-diluted shares outstanding
-------------------------------------------------

Weighted average number of common shares
    assumed to be outstanding during the period                 17,125,115                  10,000,000

Assumed conversion of preferred stock                               21,068                          --

Assumed exercise of stock options                                  411,855                          --

Assumed conversion of debt                                              --                          --

Assumed exercise of warrants                                        71,666                          --
                                                               -----------                 -----------
                                                                17,629,704                  10,000,000
                                                               ===========                 ===========



Note: This calculation is presented in accordance with Item 602 of Regulation S-K although it is not required by APB Opinion No. 15.